Exhibit 99.1

Paragon 28 Reports First Quarter 2024 Financial Results

and Reaffirms 2024 Net Revenue Guidance

ENGLEWOOD, CO., May 8, 2024 — Paragon 28, Inc. (NYSE: FNA) (“Paragon 28” or “Company”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today reported financial results for the quarter ended March 31, 2024, and reaffirmed its 2024 net revenue guidance.

First Quarter 2024 Financial Results

•

Consolidated net revenue for the first quarter of 2024 was a record $61.1 million, representing 17.4% reported and constant currency growth over the first quarter of 2023. Foreign currency impact on first quarter 2024 reported net revenue growth was not material.

•	U.S. net revenue for the first quarter of 2024 was $51.1 million, representing growth of 13.5% over the first quarter of 2023.

•	International net revenue for the first quarter of 2024 was a record $10.0 million, representing 42.2% and 42.5% reported and constant currency growth, respectively, over the first quarter of 2023.

•	Gross profit margin was 80.0% for the first quarter of 2024 compared to 82.9% in the first quarter of 2023.

•	Operating expenses were $61.8 million for the first quarter of 2024, an increase of 21.5%, compared to $50.9 million for the first quarter of 2023.

•	Net loss was $15.2 million for the first quarter of 2024, compared to net loss of $9.1 million for the first quarter of 2023.

•	Adjusted EBITDA was a $5.5 million loss for the first quarter of 2024, a $4.1 million decrease, compared to a $1.4 million loss in the first quarter of 2023.

“We are off to a strong start in 2024 and continue to see increased surgeon activity in the U.S. and Internationally. Our commercial channel continues to expand across all geographies, and we see a tremendous amount of excitement for the new products we have introduced this year,” said Albert DaCosta, Chairman and Chief Executive Officer. “Our focus on innovation and education across all foot and ankle segments has set us up well for continued sustainable growth.”

2024 Net Revenue Guidance

The Company reaffirms its prior 2024 net revenue guidance, and expects net revenue to be $249 million to $259 million, representing 15.1% and 19.7% reported growth compared to 2023.

The Company’s 2024 net revenue guidance assumes foreign currency translation rates remain consistent with current foreign currency translation rates.

Webcast and Conference Call Information

Paragon 28 will host a conference call to discuss first quarter 2024 financial results on Wednesday, May 8, 2024, at 2:30 p.m. Mountain Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (833-470-1428) for domestic callers or (404-975-4839) for international callers, using conference ID: 483904. Live audio of the webcast will be available on the “Investors” section of the company’s website at ir.paragon28.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Paragon 28, Inc.

Based in Englewood, CO., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, forefoot, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, Charcot foot and orthobiologics. The Company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients, its estimated net revenue for full year 2024. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward-looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Paragon 28’s business in general, see Paragon 28’s current and future reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated periodically with its other filings with the SEC. These forward-looking statements are made as of the date of this press release, and Paragon 28 assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans, and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We define Adjusted EBITDA as earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, employee stock purchase plan expense, non-recurring expenses, and certain other non-cash expenses.

We believe that Adjusted EBITDA, together with a reconciliation to net income, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

•

other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

•

although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt that we may incur.

Additionally, we report revenue growth on a constant-currency basis in order to facilitate period-to-period comparisons of results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company’s operating results for all countries where the functional currency is not the U.S. dollar into U.S. dollars. Because we are a global company, foreign currency exchange rates used for translation may have a significant effect on our reported results. References to revenue growth on a constant-currency basis means without the impact of foreign currency exchange rate fluctuations.

The company believes disclosure of constant-currency revenue growth rates is helpful to investors because it facilitates period-to-period comparisons. However, constant-currency revenue growth rates are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency growth has no standardized meaning prescribed by GAAP and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We calculate constant-currency growth rates by translating local currency amounts in the current period at actual foreign exchange rates for the prior period.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures.

Investor Contact:

Matt Brinckman

Senior Vice President, Strategy and Investor Relations

mbrinckman@paragon28.com

PARAGON 28, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$58,222	$75,639
Trade receivables, net of allowance for doubtful accounts of $1,701 and $1,339, respectively	40,262	37,323
Inventories, net	104,298	98,062
Income taxes receivable	597	794
Other current assets	4,013	3,997

Total current assets	207,392	215,815
Property and equipment, net	75,701	74,122
Intangible assets, net	21,458	21,674
Goodwill	25,465	25,465
Deferred income taxes	678	705
Other assets	3,900	2,918

Total assets	$334,594	$340,699

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,224	$21,696
Accrued expenses	26,823	27,781
Other current liabilities	909	883
Current maturities of long-term debt	640	640
Income taxes payable	450	243

Total current liabilities	58,046	51,243
Long-term liabilities:
Long-term debt net, less current maturities	109,847	109,799
Other long-term liabilities	1,356	1,048
Deferred income taxes	231	233
Income taxes payable	638	635

Total liabilities	170,118	162,958

Stockholders’ equity:
Common stock, $0.01 par value, 300,000,000 shares authorized; 83,858,930 and 83,738,974 shares issued, and 82,945,411 and 82,825,455 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	828	827
Additional paid in capital	301,459	298,394
Accumulated deficit	(130,864)	(115,630)
Accumulated other comprehensive loss	(965)	132
Treasury stock, at cost; 913,519 shares as of March 31, 2024 and December 31, 2023	(5,982)	(5,982)

Total stockholders’ equity	164,476	177,741

Total liabilities & stockholders’ equity	$334,594	$340,699

PARAGON 28, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenue	$61,082	$52,036
Cost of goods sold	12,186	8,906

Gross profit	48,896	43,130

Operating expenses:
Research and development costs	7,584	7,049
Selling, general, and administrative	54,215	43,820

Total operating expenses	61,799	50,869

Operating loss	(12,903)	(7,739)

Other income (expense):
Other income (expense), net	515	(179)
Interest expense, net	(2,622)	(1,205)

Total other expense, net	(2,107)	(1,384)

Loss before income taxes	(15,010)	(9,123)
Income tax expense (benefit)	224	(71)

Net loss	$(15,234)	$(9,052)

PARAGON 28, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(15,234)	$(9,052)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,258	3,117
Provision for excess and obsolete inventories	471	293
Stock-based compensation	3,088	3,182
Change in fair value	(519)	80
Other	(785)	100
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(3,099)	441
Inventories	(7,044)	(8,435)
Accounts payable	7,441	5,592
Accrued expenses	194	(877)
Accrued legal settlement	—	(9,000)
Income tax receivable/payable	398	132
Other assets and liabilities	(162)	367

Net cash used in operating activities	(10,993)	(14,060)

Cash flows from investing activities
Purchases of property and equipment	(5,817)	(7,521)
Proceeds from sale of property and equipment	292	223
Purchases of intangible assets	(253)	(254)

Net cash used in investing activities	(5,778)	(7,552)

Cash flows from financing activities
Payments on long-term debt	(160)	(197)
Payments of debt issuance costs	—	(7)
Proceeds from issuance of common stock, net of issuance costs	—	68,449
Options exercised	298	1,622
RSU vesting, taxes paid	(400)	—
Payments on earnout liability	(1,000)	(500)

Net cash (used in) provided by financing activities	(1,262)	69,367

Effect of exchange rate changes on cash	616	(340)

Net (decrease) increase in cash	(17,417)	47,415
Cash at beginning of period	75,639	38,468

Cash at end of period	$58,222	$85,883

PARAGON 28, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net loss	$(15,234)	$(9,052)
Interest expense, net	2,622	1,205
Income tax expense (benefit)	224	(71)
Depreciation and amortization expense	4,258	3,117
Stock based compensation expense	3,088	3,182
Employee stock purchase plan expense	80	122
Change in fair value (1)	(519)	80

Adjusted EBITDA	$(5,481)	$(1,417)

(1)	Represents non-cash change in the fair value of our interest rate swap contract for the three months ended March 31, 2024 and earnout liabilities for the three months ended March 31, 2023

PARAGON 28, INC. AND SUBSIDIARIES

Constant-Currency Revenue Growth

(in thousands, unaudited)

	Three Months Ended March 31,		Change
	2024	2023	%
Total Consolidated Revenues
As Reported	$61,082	$52,036	17.4%
Impact of foreign currency exchange rates	23	—	*

Constant-currency net revenues	$61,105	$52,036	17.4%

Total International Revenues
As Reported	$10,031	$7,055	42.2%
Impact of foreign currency exchange rates	23	—	*

Constant-currency net revenues	$10,054	$7,055	42.5%

*	Not meaningful